EXHIBIT 10.7




          THE 2000 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN

             (As Amended and Restated as of October 20, 2000)


                               PLAN HISTORY

        PLAN ACTION     BOARD OF DIRECTORS ACTION    STOCKHOLDER ADOPTION
         Original            July 28, 2000             October 20, 2000
        Amendment 1         October 20, 2000           October 20, 2000










          THE 2000 MOLEX INCORPORATED EXECUTIVE STOCK BONUS PLAN

             (As Amended and Restated as of October 20, 2000)

ARTICLE I.		GENERAL INFORMATION REGARDING THE PLAN

1.1	Title - The title of the stock bonus plan which is described herein is
"The 2000 Molex Incorporated Executive Stock Bonus Plan" (the "Plan").

1.2	Issuer - The issuer of the stock which is the subject of the Plan is
Molex Incorporated, a Delaware corporation, having its principal place of business at 2222 Wellington Court, Lisle, Illinois 60532 (the "Company"). The Company's phone number is (630) 969-4550.

1.3	General Purposes of the Plan - The Company desires to establish the
Plan to provide executive officers with an opportunity to acquire Molex Incorporated Common Stock with a view toward rewarding those executive officers for past services and providing an incentive to remain in the employ of the Company. In particular, the Company recognizes that the salaries paid to its executive officers may not be commensurate with their abilities, efforts and services performed for the Company, especially in years wherein the Company's financial performance is exemplary. Accordingly, it is the judgment of the Company that additional compensation may be due these eligible employees for a particular fiscal year ending June 30 wherein certain growth and profit objectives have been achieved.

1.4	Duration - The Plan shall commence with the Company's fiscal year ending June 30, 2001 and apply to all of the fiscal years ending June 30, 2005.

1.5	Eligible Employees - A person shall be eligible to receive a stock bonus award for a given fiscal year if he or she:

	a.	was a full-time salaried employee of the Company or any of its subsidiaries during the entire fiscal year; and

	b.	is an executive officer of the Company.

1.6	Securities to be Offered - The shares reserved for award under the Plan shall consist of five hundred thousand (500,000) shares of Molex Incorporated Class A Common Stock, $.05 par value (the "Stock"). The Stock shall be issued from either authorized but unissued shares or Treasury Stock as the Board of Directors, in its judgment, deems advisable. Upon the receipt of a stock certificate under the Plan, an employee shall have all the rights normally associated with stock ownership including the right to vote and receive dividends.

1.7	Securities Regulation and Restrictions on Resale - The Company shall not be obligated to issue any shares under any bonus granted hereunder unless and until the bonus shares are effectively registered or exempt from registration under the Securities Act of 1933 and from any other federal or state law governing the distribution and issuance of such shares or any securities exchange regulation to which the Company might be subject. In the event the Stock is not effectively registered, but can be issued by virtue of an exemption, the Company may issue shares of Stock to an employee if the employee represents that he is acquiring such shares received under the Plan as an investment and not with the view to, or for sale in connection with, the distribution of any such shares. Certificates for shares of Stock thus issued may bear an appropriate legend reciting such representation.

ARTICLE II.		ADMINISTRATION OF THE PLAN

2.1	The Committee - The Plan shall be administered by a Committee appointed by the Board of Directors of the Company. The Committee shall be comprised of at least a number of persons necessary to satisfy the requirements of Section 162(m) of the Internal Revenue Code and Rule 16b-3 of the Securities Exchange Act of 1934 as in effect from time to time. Each member of the Committee shall qualify as an outside director for purposes of Section 162(m) of the Internal Revenue Code and as a disinterested person for purposes of Rule 16b-3. No compensation shall be paid the Committee members under the Plan. However, the Board of Directors shall have the power and authority to provide for compensation if any person appointed to the Committee is not an employee of the Company.

2.2	Action by the Committee - A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decisions or determination reduced to writing and signed by a majority of the members shall be fully as effective as if it had been made by a majority vote at a meeting.

2.3	Powers of the Committee - In addition to the awarding of bonuses as set forth in Sections 3.1 and 4.1 hereof, the Committee, subject to the express provisions of the Plan, shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable for the administration of the Plan.

ARTICLE III.	STOCK BONUS AWARD

3.1	Awarding the Stock Bonus - Subject to the limitations of ARTICLE V hereof, the Committee has the complete authority, in its sole discretion, within ninety (90) days of the beginning of each fiscal year and while the outcome of the goals of Sections 5.1 and 5.2 (the "Performance Goals"), to determine the eligible employees to whom a stock bonus shall be awarded should the Performance Goals be achieved and the number of shares comprising each such bonus. The Committee may, in its sole discretion, eliminate or reduce the number of shares of Stock to be awarded to any given eligible employee after the Performance Goals have been satisfied. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employee, his present and potential contribution to the Company's success, and such other facts as the Committee in its discretion, shall deem relevant. Prior to making a Stock award for a given fiscal year, the Committee shall certify that the Performance Goals were satisfied.

3.2	Consideration - Inasmuch as Stock awarded pursuant to this Plan is a bonus, no monetary consideration shall pass from an employee to the Company.

3.3	Adjustment of the Number of Shares - The number of shares of Stock subject to any bonus award under the Plan but not yet distributed and the number of shares reserved for issuance pursuant to the Plan, but, not yet covered by a bonus, shall be adjusted to reflect any stock dividend, stock split or any other capital stock change. Any other adjustments shall be equitably made by the Committee in its sole discretion. No adjustment shall require the Company to award a fractional share.

ARTICLE IV.	TAX OFFSET BONUS

4.1	Awarding the Tax Offset Cash Bonus - Subject to the limitations of
ARTICLE V and Section 4.2 hereof, the Committee has the complete authority, in its sole discretion, within ninety (90) days of the beginning of each fiscal year and while the outcome of the Performance Goals is substantially uncertain, to set the amount of a tax offset cash bonus (the "Cash Bonus") to a recipient of a stock bonus award. The Committee may, in its sole discretion, eliminate or reduce the amount of the Cash Bonus to be awarded to any given eligible employee after the Performance Goals have been satisfied. It is the intention of this Cash Bonus to encourage the recipient to hold any stock awarded hereunder and not sell or liquidate the stock for the purpose of paying taxes. In determining the amount of said Cash Bonus, the Committee may take into account the recipient's tax and financial situation, applicable tax rates and such other factors as the Committee deems relevant.

4.2	Limitations on the Amount of the Cash Bonus - The Cash Bonus shall be an amount fixed by the Committee at the time specified in Section 4.1 and cannot exceed an amount equal to one hundred percent (100%) of the aggregate fair market value of the stock as of the date of award.

ARTICLE V.		PERFORMANCE GOALS AND LIMITATIONS

5.1	Growth - No shares under this Plan may be awarded for any given fiscal year if the Company's consolidated net sales revenue for such fiscal year did not exceed either

	-	the previous fiscal year's net sales revenue by fifteen percent
                (15%) as reported by the Company in its audited financial statements; or


	-	two (2) times the worldwide growth of the general connector
                market as reported by an independent source selected by the Committee within ninety (90) days after the beginning of such fiscal year.

5.2	Profitability - The value of the aggregate number of shares (determined based on the closing price of the Stock on the last trading day of the fiscal year for which the award is made as reported by the Wall Street Journal) and Cash Bonuses awarded under the Plan in any given fiscal year cannot exceed an amount that would result in the Company's net profits (after taxes) falling below ten percent (10%) of the net sales revenue for that particular fiscal year as reported by the Company in its audited financial statements.

5.3	Individual Share Limit - No single employee may be awarded for any given fiscal year a number of shares of Stock wherein the aggregate value based on the closing price of said stock on June 30 of such fiscal year (or the last trading day of the fiscal year) as reported by the Wall Street Journal is greater than

	a.	fifty percent (50%) of the individual employee's base salary for that particular fiscal year if the sales growth was twenty percent (20%) or greater, or

	b.	twenty five percent (25%) of the individual employee's base
                salary for that particular fiscal year if the sales growth was at least fifteen percent (15%) or two (2) times the worldwide growth of the general connector market but less than twenty percent (20%).

5.4	Individual Dollar Limit - Notwithstanding Sections 4.2 and 5.3, no
single employee shall be awarded for any given fiscal year a number of shares of Stock whose aggregate value as reported by the Wall Street Journal on the last trading day of the fiscal year plus the Cash Bonus exceeds one million dollars ($1,000,000).

ARTICLE VI.	DISTRIBUTION OF THE BONUS

6.1	When Payable - Any bonus award (Stock and Cash Bonus, if any) under the
Plan for a given fiscal year shall be distributed to the employee in four equal annual installments. The first 25% shall be payable on the June 30 ending the fiscal year for which the bonus has been awarded or as soon thereafter as practicable. The remaining three installments shall be payable within thirty
(30) days of the next three succeeding June 30ths.

6.2	Eligibility for Distribution - In order to be eligible to receive a bonus installment, the employee must be employed by the Company or any of its subsidiaries on the June 30 on which the installment is payable. If the employee is not so employed on the June 30 on which the installment is payable, that installment shall be forfeited.

6.3	Accelerated Distributions - Notwithstanding Section 6.2, an employee shall be entitled to receive distribution of all of the remaining bonus installments within thirty (30) days after death, disablement, retirement after age 59 1/2 , or termination of employment due to a Change in Control of the Company (as defined below).

     A "Change in Control of the Company" shall be deemed to have occurred if:

	(a)	any individual, entity or group other than the Company, any
        member of the Krehbiel Family (as such term is defined in the Company's Certificate of Incorporation), any trustee or other fiduciary holding securities under an employee benefit plan of the Company or a company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities; or

	(b)	the stockholders of the Company approve a merger or
        consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least 80% of the voting securities of the surviving entity immediately after such merger or consolidation; or

	(c)	the stockholders of the Company approve a plan of complete
        liquidation of the Company or the Company disposes of or agrees to sell or dispose of all or substantially all the Company's assets.

ARTICLE VII.	ADOPTION AND MODIFICATION

7.1	Adoption - After the Board of Directors approves the Plan or any amendment thereto which requires stockholder approval in accordance with
Section 7.2, the Plan or amendment shall be approved by a majority of the stockholders entitled to vote at the next regular Annual Stockholders' Meeting.


7.2	Modifications - The Board of Directors of the Company may amend or modify any part of the Plan without stockholder approval except for the amount of shares reserved for the Plan set forth in Section 1.6 and the performance goals and award limitations set forth in ARTICLE V and Section 4.2.









































































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